UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012 (March 27, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 27, 2012, Prospect Capital Corporation (“Prospect”) completed a first closing on an expanded five-year $650 million revolving credit facility (the “Facility”) for Prospect Capital Funding LLC.  The new Facility, for which ten lenders have closed on $410 million to date, includes an accordion feature that allows the Facility, at Prospect’s discretion, to accept up to a total of $650 million of commitments, an objective Prospect targets reaching with additional lenders. The revolving period of the Facility extends through March 2015, followed by an additional two year amortization period, with distributions allowed to Prospect after the completion of the revolving period. Pricing for the Facility is one-month Libor plus 2.75%, with no minimum Libor floor — achieving an approximately 125 basis point reduction in pricing (based on current Libor) from the previous three-year facility pricing of Libor (with a minimum Libor floor of 1%) plus 3.25%. The new Facility has an investment grade Moody’s rating of Aa3. Improvements in the Facility include increases in advance rates under certain conditions, decreases in unused line fees, increases in maximum eligible loan sizes, and increases in baskets for longer-dated and quarterly pay loans.

A copy of the Fourth Amended and Restated Loan and Servicing Agreement related to the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1        Fourth Amended and Restated Loan and Servicing Agreement, dated March 27, 2012, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, Key Equipment Finance Inc. and Royal Bank of Canada as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, Key Equipment Finance Inc. as Facility Agent, and Key Equipment Finance Inc. as Structuring Agent, Sole Lead Arranger and Sole Bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

	By.	/s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer

Date: April 2, 2012

Index to Exhibits

Exhibit Number	Description
99.1

Fourth Amended and Restated Loan and Servicing Agreement, dated March 27, 2012, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, Key Equipment Finance Inc. and Royal Bank of Canada as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, Key Equipment Finance Inc. as Facility Agent, and Key Equipment Finance Inc. as Structuring Agent, Sole Lead Arranger and Sole Bookrunner.